SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Segment

Three Months Ended December 31, 2015

(Dollars in millions)	SDG&E	SoCalGas		Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,051	$ 1,041	(1)	$ 393	$ 161	$ 6	$ 141	$ (92)	$ 2,701

Cost of sales and other expenses	(649)	(715)		(309)	(101)	(15)	(153)	61	(1,881)

Depreciation and amortization	(158)	(119)		(13)	(18)	(1)	(13)	(3)	(325)

Plant closure adjustment	5	-		-	-	-	-	-	5

Gain on sale of asset	-	-		-	-	8	-	-	8

Equity earnings (losses), before income tax	-	-		-	-	4	25	(4)	25

Other income, net	10	5		4	9	1	-	9	38

Income (loss) before interest and tax (2)	259	212		75	51	3	-	(29)	571

Net interest (expense) income (3)	(49)	(22)		(5)	(3)	1	-	(61)	(139)

Income tax (expense) benefit	(67)	(47)	(1)	(17)	(4)	12	1	57	(65)

Equity earnings, net of income tax	-	-		-	21	-	-	-	21

Losses (earnings) attributable to noncontrolling interests	1	-		(7)	(12)	-	-	(1)	(19)

Earnings (losses)	$ 144	$ 143	(1)	$ 46	$ 53	$ 16	$ 1	$ (34)	$ 369

Three Months Ended December 31, 2014

(Dollars in millions)	SDG&E	SoCalGas		Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,046	$ 998		$ 387	$ 197	$ 10	$ 231	$ (122)	$ 2,747

Cost of sales and other expenses	(672)	(771)		(309)	(137)	(15)	(232)	89	(2,047)

Depreciation and amortization	(135)	(110)		(14)	(17)	(1)	(11)	(2)	(290)

Plant closure loss	(19)	-		-	-	-	-	-	(19)

Gain on sale of equity interest	-	-		-	-	14	-	-	14

Equity earnings (losses), before income tax	-	-		-	-	2	18	(1)	19

Other income (expense), net	11	7		15	(23)	-	-	9	19

Income (loss) before interest and tax (2)	231	124		79	20	10	6	(27)	443

Net interest (expense) income (3)	(50)	(19)		(5)	(2)	(1)	7	(59)	(129)

Income tax (expense) benefit	(53)	(29)		1	32	9	(2)	33	(9)

Equity earnings, net of income tax	-	-		-	16	-	-	-	16

(Earnings) losses attributable to noncontrolling interests	-	-		(12)	(13)	-	-	1	(24)

Earnings (losses)	$ 128	$ 76		$ 63	$ 53	$ 18	$ 11	$ (52)	$ 297

(1)	Reflects the impact of seasonalization at Southern California Gas as discussed on Table D.

(2)	Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(3)	Includes interest income, interest expense and preferred dividends of subsidiary.

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Segment

Year Ended December 31, 2015

(Dollars in millions)	SDG&E		SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 4,219		$ 3,489	$ 1,544	$ 669	$ 36	$ 653	$ (379)	$ 10,231

Cost of sales and other expenses	(2,583)		(2,420)	(1,232)	(415)	(51)	(681)	311	(7,071)

Depreciation and amortization	(604)		(461)	(50)	(70)	(6)	(49)	(10)	(1,250)

Plant closure adjustment	26		-	-	-	-	-	-	26

Gain on sale of assets	-		-	1	-	8	61	-	70

Equity earnings (losses), before income tax	-		-	-	-	24	84	(4)	104

Other income, net	36		30	22	20	2	-	16	126

Income (loss) before interest and tax (1)	1,094		638	285	204	13	68	(66)	2,236

Net interest (expense) income (2)	(204)		(81)	(13)	(16)	1	3	(223)	(533)

Income tax (expense) benefit	(284)		(138)	(67)	(11)	49	(28)	138	(341)

Equity (losses) earnings, net of income tax	-		-	(4)	89	-	-	-	85

(Earnings) losses attributable to noncontrolling interests	(19)		-	(26)	(53)	-	1	(1)	(98)

Earnings (losses)	$ 587		$ 419	$ 175	$ 213	$ 63	$ 44	$ (152)	$ 1,349

Year Ended December 31, 2014

(Dollars in millions)	SDG&E		SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 4,329		$ 3,855	$ 1,534	$ 818	$ 35	$ 979	$ (515)	$ 11,035

Cost of sales and other expenses	(2,834)		(2,903)	(1,225)	(562)	(51)	(955)	433	(8,097)

Depreciation and amortization	(530)		(431)	(55)	(64)	(5)	(61)	(10)	(1,156)

Plant closure loss	(6)	(3)	-	-	-	-	-	-	(6)

Gain on sale of equity interests and assets	-		-	2	19	41	-	-	62

Equity earnings (losses), before income tax	-		-	-	-	20	62	(1)	81

Other income, net	40		20	30	4	1	2	40	137

Income (loss) before interest and tax (1)	999		541	286	215	41	27	(53)	2,056

Net interest (expense) income(2)	(202)		(70)	(19)	(13)	(4)	4	(229)	(533)

Income tax (expense) benefit	(270)		(139)	(58)	(5)	44	20	108	(300)

Equity (losses) earnings, net of income tax	-		-	(4)	42	-	-	-	38

(Earnings) losses attributable to noncontrolling interests	(20)		-	(33)	(47)	-	(1)	1	(100)

Earnings (losses)	$ 507		$ 332	$ 172	$ 192	$ 81	$ 50	$ (173)	$ 1,161

(1)	Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2)	Includes interest income, interest expense, and preferred dividends of subsidiary.

(3)	After taxes, including a $17 million charge to reduce certain tax regulatory assets attributed to SONGS, the adjustment to loss from plant closure is a $21 million charge to earnings.